UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 4, 2025 (August 1, 2025)
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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001-38257
(Commission file number)

Delaware		46-4841717
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

2435 Commerce Ave.
Building 2200		30096
Duluth,	Georgia	(Zip Code)
(Address of principal executive offices)
(770) 822‑3600
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2025, the Board of Directors (the “Board”) of National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) increased the size of the Board by one director (to a total size of eleven directors). The vacancy created by such increase was filled by the appointment, effective as of August 1, 2025, of Alex Wilkes to the Board, in accordance with the Company’s CEO succession plan. Such succession plan was previously announced in the Company’s Current Report on Form 8-K filed on April 29, 2025, and includes Reade Fahs becoming Executive Chairman and Mr. Wilkes succeeding Mr. Fahs as CEO.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: August 4, 2025	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Chief Legal & Strategy Officer, Corporate Secretary